SHARES SALE AGREEMENT

THIS AGREEMENT is made the 13th day of March 2023

Between

1. **VERDE RESOURCES ASIA PACIFIC LIMITED (formerly known as GOLD BILLION GLOBAL LIMITED) (BVI COMPANY NO. 1759774)** a company incorporated in the British Virgin Islands and having its registered address at Wickhams Cay II, Road Town , Tortola, VG 1110, British Virgin Island **("the Vendor")** of the one part;

And

2. **JUSRA MINING MERAPOH SDN BHD** [Registration No. 200401019353 (Company No. 657857-U)] ("CM"), a company incorporated under the Companies Act of 2016 of Malaysia and having its registered address at 149a, Jalan Aminuddin Baki, Taman Tun Dr Ismail , 60000, Kuala Lumpur, Federal Territory, Malaysia **("the Purchaser"**) of the other part.

WHEREAS:

(A) **CHAMPMARK SDN BHD [Registration No. 199201004115 (Company No. 235619-U)] ("CM")**, a company incorporated under the Companies Act of 2016 of Malaysia and having its registered address at Lot 6.01, 6th Floor, Imbi Plaza, 28 Jalan Imbi, Kuala Lumpur, 55100 Federal Territory, Malaysia the particulars and information of which are as set out in **SCHEDULE 1** hereto (**"the Company"**).

(B) The Company's main business is the Mining of Minerals.

(C) The Vendor is the registered and/or beneficial owner of 5,000,000 ordinary shares of the issued and paid up share capital of the Company representing one hundred per cent (100%) equity interest in the Company **("the Sale Shares").**

(D) The Vendor represents that it has the right power and authority to sell dispose transfer and deal in any manner with the Sale Shares free from all and any claims charges liens encumbrances option or equities.

(E) The financial position of the Company as shown in the management accounts of the Company as at **31 December 2022**.

(F) The Pahang State Economic Development Corporation (**"PKNP"**) has been appointed by the State Government of Pahang Darul Makmur **("State Government")** as the

implementing agency in the development of large-scale mineral resources in the State of Pahang Darul Makmur under a privatization programme.

(G) PKNP has approved and granted to the Company two (2) mineral tenements for the exploration and mining of minerals in the State of Pahang as follows:

Type	Area (Acres)	Resource	Details
Mining Lease	297	gold/limestone/river sand	**Schedule 2-A**
Mining Lease	100	gold	**Schedule 2-B**

(H) The Vendor is desirous to sell the Sale Shares to the Purchaser and the Purchaser intends to acquire from the Vendor the Sale Shares at the total purchase consideration of **Ringgit Malaysia Five Hundred Thousand only (RM500,000.00) only** free from all claims, charges, liens, encumbrances and equities whatsoever together with all rights attached thereto upon the terms and conditions hereinafter contained.

IT IS AGREED AS FOLLOWS:

1. SALE OF SALE SHARES

1.1 In consideration of the sum of **Ringgit Malaysia Five Hundred Thousand (RM 500,000.00)** only (the Vendor hereby acknowledges the receipt of the same), the Vendor shall sell to the Purchaser and the Purchaser shall purchase from the Vendor the Sale Shares free from all claims, charges, liens, encumbrances and equities whatsoever together with all rights attached thereto including all dividends, rights and distributions declared paid or made in respect thereof after the Completion Date at the Purchase Consideration subject to the terms and conditions of this Agreement.

1.2 The Purchaser shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.

1.3 Notwithstanding anything to the contrary contained herein, the sale and purchase of the Sale Shares shall be on the basis that on Completion Date:

(a) the Purchaser shall wholly own all the Sale Shares of the Company free from all claims, charges, liens, encumbrances and equities whatsoever;

(b) there shall be no further claims whatsoever by the Vendor against the Company.

2. **PURCHASE CONSIDERATION**

The Gross Purchase Consideration for the Sale Shares shall be **Ringgit Malaysia Five Hundred Thousand only (RM500,000.00) only ("Consideration Sum")** to be paid by the Purchaser to the Purchaser's Solicitors to be released to the Vendor upon the registration of the Sale Shares in favour of the Purchaser on or before the Completion date in accordance with Clause 4.

3. **DELIVERY OF DOCUMENTS**

Simultaneous with the execution of this Agreement, the Vendor shall deliver or procure the delivery to the Purchaser or it's Solicitors duly completed, signed and registrable transfers in favour of the Purchaser or its nominee, as it may direct in respect of the Sale Shares together with the respective share certificates (the "**Transfer Documents**").

4. **COMPLETION**

4.1 Completion shall take place at the offices of the Purchaser's Solicitors on the Completion Date which shall take effect **on or before the 30th March 2023.**

4.2 On the Completion Date, the following shall take place in the following order:-

(a) The parties shall procure the Purchaser's Solicitors to deliver the Transfer Documents and the Stake Documents to the Purchaser and the Vendor shall deliver to the Purchaser the Closing Certificate;

(b) The parties shall deliver copies of the resolutions of the Board and the Shareholders of the Company (certified as being true copies by the secretary of the Company) which:

(i) approve the transfers of the Sale Shares to the Purchaser or such nominee of the Purchaser as the Purchaser may designate;

(ii) accept the resignations of the Vendor's nominated directors (where applicable).

5. **WARRANTIES**

5.1 The Vendor and the Purchaser warrant(s) to each other that they each have and will have full power and authority to enter into and perform this Agreement which when accepted will constitute binding obligations upon it in accordance with its terms.

5.2 The Vendor and the Purchaser warrant(s) to the other that this Agreement and all other documents has, or will upon execution of the same have been duly executed and delivered by each of them and, assuming the due execution and delivery of the Agreement and any other document by any other parties, will constitute valid and legally binding obligations upon them, and enforceable against each of them in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or similar laws affecting rights of creditors generally and by general principles of equity.

5.3 The Vendor hereby warrants to the Purchaser that there is and at Completion will be no pledge, lien or other encumbrance on, over or affecting the Sale Shares and there is and at Completion will be no agreement or arrangement to give or create any such encumbrance and no claim has been or will be made by any person to be entitled to any of the foregoing;

5.4 Each of the Warranties is without prejudice to any other Warranty and, except where expressly stated otherwise, no clause contained in this Agreement shall govern or limit the extent or application of any other clause.

5.5 The Purchaser acknowledges that it has not been induced to enter into this Agreement by any representation or warranty other than the Warranties.

6 GENERAL

6.1 Notices

Any notice or other communication (including, but not limited to, any request, demand, consent or approval) to or by a party to this Agreement:

(a) must be in legible writing and in English;

(b) shall be deemed to have been received by the Vendor and Purchaser if sent to the their address as set out herein above or such other address as specified by such Vendor by notice to the Purchaser;

(c) is regarded as being given by the sender and received by the addressee :

(i) if by delivery in person, when delivered to the addressee;

(ii) if by prepaid registered or ordinary post, five (5) clear Business Days from and including the date of posting; or

(iii) if by facsimile transmission, when transmitted to the addressee provided the sender receives a transmission control report from the despatching machine showing the relevant number of pages, the correct destination facsimile machine number and the result of the transmission as "OK";

but if the delivery or receipt is on a day which is not a Business Day or is after 5.00 pm (addressee's time) it is regarded as received at 9.00 am on the following Business Day;

(d) can be relied upon by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

6.2 **Governing law and jurisdiction**

This Agreement shall be governed by and construed in accordance with Malaysian law.

6.3 **Enforceability**

Any provision of, or the application of any provision of, this Agreement which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition. Any provision of, or the application of any provision of, this Agreement which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions of this Agreement in that or any other jurisdiction.

6.4 **Waivers**

The failure of any party to exercise its rights under or insist on strict adherence to any term of this Agreement must not be considered a waiver (unless advised in writing to the party claiming the benefit of the waiver) and will not operate to deprive that party of the future exercise of that right or the right to insist on strict adherence to that term or any other term of this Agreement.

6.5 **Assignment**

Save where the Purchaser is assigning this agreement as part of its internal corporate restructuring, neither party shall assign or otherwise dispose of its rights under this Agreement without the prior written consent of the other party.

6.6 **Relationship**

Nothing in this Agreement constitutes or is to be construed to constitute a party as the partner, agent, employee or representative of the other party. A party must not act independently of the other party and does not have the right or power to commit the

other party on any matter, or incur any obligations on behalf of or pledge the credit of the other party, without the prior written approval of the other party.

6.7 **Time**

Time is of the essence of this Agreement.

6.8 **Counterparts**

This Agreement may be executed in any number of counterparts and all such counterparts taken together constitute one and the same instrument.

6.9 **Entire Agreement**

This Agreement is the entire agreement between the parties in respect of its subject matter and supersedes all previous agreements with respect to its subject matter.

7. **Costs**

All legal costs of and incidentals to this Agreement shall be borne by the Purchaser including stamp duties, registration fees and all other costs and expenses in connection with or incidental to the transfer of the Sale Shares in favour of the Purchaser.

(the remainder of this page is intentionally left blank)

SCHEDULE 1

Details of the Company

The Company

Name	:	CHAMPMARK SDN BHD
Registration No.	:	199201004115 (235619-U)
Date of Incorporation	:	7-3-1992
Place of Incorporation	:	Malaysia
Type	:	Limited by Shares (Private Limited)
Total Issued	:	RM5,000,000.00
Shareholders	:	Verde Resources Asia Pacific Limited (100%)
Registered Office	:	Lot 6.01, 6th Floor, Imbi Plaza, 28 Jalan Imbi, Kuala Lumpur , 55100, Federal Territory, Malaysia
Director	:	Balakrishnan A/L B S Muthu (620708-08-5167)
Company Secretary	:	Ho Swee Jang (550413-10-5641) Lee Jia Wen (840828-14-6168) Sim Mei Lan (880414-05-5342)
Paid up capital	:	RM20,251,891 as at 30 March 2023

SCHEDULE 2- (DETAILS OF MINING LEASES)

IN WITNESS WHEREOF the parties have executed this Agreement on the date first mentioned above.

[VENDOR]

The Common Seal of)
VERDE RESOURCES ASIA PACIFIC)
LIMITED was affixed in the presence of)
-)
)

Director
Name : BALAKRISHNAN B S MUTHU
NRIC No.: 620708-08-5167

Common Seal

[PURCHASER]

THE COMMON SEAL of)
JUSRA MINING MERAPOH SDN BHD)
was affixed in the presence of -)
)

Director
Name : NURR AKFA SYAHIRAH ABDUL RAHMAN
NRIC No.: 970405-12-5172

Common Seal

فجابة فڠاره تانه دان ݢالين فهڠ
PEJABAT PENGARAH TANAH DAN GALIAN PAHANG
Bangunan PTG, Bandar Indera Mahkota, 25990 Kuantan
Pejabat Am : 09-5712600 No Faks : 09-5712605
Email : ptgphg@pahang.gov.my

MS ISO 9001 : 2008 REG:QS 29072008 CB 08
Certificate No. AJAMY08/1257

Ruj. Kami : Bil.(12)dlm. PTG.PHG.(ML).16/015/05/03.2012

Tarikh : 17 Oktober 2019

UNIT PEMANTAUAN PERNIAGAAN
25 OCT 2019
PKNP

PERBADANAN KEMAJUAN NEGERI PAHANG
Tingkat 16,
Kompleks Teruntum,
Jalan Mahkota, 25000, Kuantan,
PAHANG DARUL MAKMUR

Tuan,

KEPUTUSAN PERMOHONAN TENEMEN MINERAL

JENIS TENEMEN DILULUSKAN	**: PAJAKAN MELOMBONG (ML)**
TEMPAT	**: CEGAR PERAH**
MUKIM	**: BATU YON**
DAERAH	**: LIPIS**

Dengan hormatnya saya merujuk perkara di atas.

2. Permohonan tuan telah **DILULUSKAN** oleh Pihak Berkuasa Negeri melalui mesyuarat Majlis Mesyuarat Kerajaan Pahang Ke-28/2019 pada 11.09.2019 dengan tertakluk kepada syarat-syarat berikut :

a) Keluasan : 40.46 Hektar (99.98 ekar) (Kawasan bersempadan merah di Lampiran 'A')

b) Tempoh Lesen : 2 Tahun.

c) Bayaran kelulusan :

i)	Penyediaan Lesen	:	RM	500.00
ii)	Pengeluaran Lesen	:	RM	500.00
iii)	Sewa Tanah Tahunan	:	RM	80,920.00

...2/-

iii)	Kumpulan Wang Pemulihan Bersama (KWPB) (RM10,000.00 x 2 tahun)	:	RM	20,000.00
	JUMLAH	:	RM	**101,920.00**

e) Bayaran Royalti : 10% daripada harga jualan di lombong (*ex-mine*) yang ditetapkan oleh Penguasa Lombong.

3. Semua tuntutan bayaran yang dinyatakan di para (d) boleh dijelaskan secara tunai atau menggunakan bank deraf, kiriman wang atau wang pos yang dibayar kepada Pengarah Tanah dan Galian Pahang di alamat Aras Bawah, Bangunan PTG, Bandar Indera Mahkota, Kuantan. Bayaran hendaklah dijelaskan **pada atau sebelum tamat tempoh 60 (Enam Puluh) hari dari tarikh surat ini disampaikan** dan kegagalan berbuat demikian boleh dikenakan tindakan pembatalan. Sayugia diingatkan, sebarang rayuan untuk melanjutkan tempoh bayaran pembaharuan berkenaan adalah tidak dipertimbangkan kerana tiada peruntukan di bawah Enakmen Mineral 2001 Negeri Pahang.

4. Sukacita dimaklumkan bahawa sebarang aktiviti di kawasan permohonan **adalah dilarang** sehingga tenemen ini didaftarkan. Sebarang kesalahan boleh dikenakan tindakan undang-undang di bawah Enakmen Mineral 2001 Negeri Pahang.

5. Pentadbiran ini akan mendaftarkan Pajakan Melombong setelah pengukuran bagi tujuan pemberimilikan disempurnakan mengikut seksyen 65 Enakmen Mineral 2001 Negeri Pahang dan Pelan Akui bagi kawasan kelulusan tersebut diluluskan dan dikeluarkan oleh Pengarah Ukur dan Pemetaan Negeri Pahang serta warta mengikut seksyen 12 Akta Perhutanan 1984 disiarkan.

...3/-

6. Sebelum kerja pengukuran dimulakan, penerima pajak atau Jurukur Tanah Berlesen yang dilantik hendaklah mengemukakan surat pelantikan jurukur berserta sesalinan Sijil Lembaga Jurukur Tanah Berlesen berserta enam (6) salinan pra-hitungan di mana pelan lokasinya hendaklah ditunjukkan dengan skala 1:50000 untuk semakan dan disahkan oleh pentadbiran ini.

Sekian, terima kasih.

"BERKHIDMAT UNTUK NEGARA"

Saya yang menjalankan amanah,

(DATO' INDERA NAZRI BIN ABU BAKAR, SIMP., DSAP., DIMP., SMP.)
PENGARAH TANAH DAN GALIAN
PAHANG.

s.k.

1. Pentadbir Tanah Lipis
2. Pengarah Jabatan Mineral dan Geosains Pahang
3. Pengarah Jabatan Perhutanan Negeri Pahang
4. Pengarah Jabatan Alam Sekitar Negeri Pahang
5. Pengarah Jabatan Pengairan dan Saliran Negeri Pahang
6. Pengarah Jabatan Kerja Raya Negeri Pahang
7. Pegawai Badan Kawal Selia Air (SUK Pahang)
8. Unit Kuatkuasa (PTG)

} Untuk makluman dan tindakan pemantauan oleh pihak tuan.

TRANSLATION

PEJABAT PENGARAH TANAH DAN GALIAN PAHANG
[OFFICE OF THE DIRECTOR OF LAND AND MINES, PAHANG]

Date: 17th October 2019

Pahang State Development Corporation
Pahang Darul Makmur

Tuan

MINERAL TENEMENT APPLICATION RESULTS
Tenement Type: Mining lease (ML)
Place : Cegar Perah
Locality : Batu Yon
District : Lipis

Refer to the above.
2. Your application has been APPROVED by the State Authority through the 28th/2019 Local State Authority meeting held by the Pahang State Council meeting on 11.09.2019 subject to the following conditions:

a) Measurement: 40.46 Hectares (99.98 acres) (Red bordered area in Appendix "A")

b) License period: 2 years

c) Approval fee:

i) Preparation of License	: RM500
ii) Issuance of License	: RM500
iii) Annual Land Rent	: RM80,920.00
iv) joint recovery fund group (RM10,000.00 x 2 years)	: RM20,000.00
Total	:RM101,920.00

e) Royalty Payment: 10% of the sale price in the mine (ex-mine) set by the Mine Authority

3. All payment claims stated in para (d) can be settled in cash or using a bank draft, money order or postal money paid to the Director of Land and Mines Pahang at the address Aras Bawah, Building PTG, Bandar Indera Mahkota, Kuantan. Payment must be made on or before the expiration of 60 (Sixty) days from the date this letter is served and failure to do so may result in cancellation. Nevertheless it is reminded that any appeal to extend the renewal payment period will not be considered because there is no provision under the Pahang State Mineral Enactment 2001.

4. Please be informed that any activity in the application area is prohibited until this tenement is registered. Any offense may be subject to legal action under the Pahang State Mineral Enactment 2001.

5. This administration will register the Mining Lease after the measurement for the purpose of ownership is completed in accordance with section 65 of the Pahang State Mineral Enactment 2001 and the Acknowledgment Plan for the approved area is approved and issued by the Pahang State Director of Surveying and Mapping and the gazette according to section 12 of the Forestry Act 1984 is published.

6. Before the measurement work begins, the lessee or the appointed Licensed Land Surveyor must submit the letter of appointment of the surveyor together with a copy of the Licensed Land Surveyor Board certificate together with six (6) copies of the pre-calculation where the location plan must be shown with a scale of 1:50000 for review and confirmed by this administration.

Sekian

قربادانن كماجوان نݢري ڤهڠ
PKNP
PERBADANAN KEMAJUAN NEGERI PAHANG
PAHANG STATE DEVELOPMENT CORPORATION
#MajuTerusPahang #Pahang1st

SIRIM
CERTIFIED TO ISO 9001
Registration No: AR 1690

Bil (93)dlm.PKNP/PPL/700 - 2/5/1 Jld. 3

26 Disember 2019

Champmark Sdn. Bhd.,
d/a Borneo Oil & Gas Corporation Sdn. Bhd.,
Tingkat 17, Menara Hiap Seng,
No. 1 & 3, Jalan P. Ramlee,
50250 KUALA LUMPUR

Tuan,

KELULUSAN PAJAKAN MELOMBONG DI CEGAR PERAH, MUKIM BATU YON, DAERAH LIPIS SELUAS 40.46 HEKTAR
- Bayaran Kelulusan

Dengan segala hormatnya, merujuk kepada surat tuan rujukan 1901-01) PKNP bertarikh 18 Disember 2019 mengenai perkara diatas.

Adalah dimaklumkan bahawa bayaran kelulusan diatas telahpun dikemukakan kepada Pejabat Tanah dan Galian Pahang pada 23 Disember 2019.

Bersama-sama ini dikemukakan resit-resit asal bagi permohonan tersebut sepertimana berikut untuk simpanan pihak tuan.

BIL.	PERKARA	JUMLAH	NO RESIT
1.	Lesen Pajakan Melombong	RM 1,000.00	19122300011130007
2.	Sewa Pajakan Melombong	RM 80,920.00	19122300011130008
3.	Wang Pemulihan Bersama	RM 20,000.00	19122300011130009

Sekian dan terima kasih.

" MENGGERAK MEMBINA KEMAKMURAN "

Saya dengan hormatnya,

MOHD RAZIF BIN ABDUL MALEK, AAP., AMP.
Pengurus Pemantauan Perniagaan PKNP
b/p Ketua Pegawai Eksekutif PKNP

TRANSLATION

PAHANG STATE DEVELOPMENT CORPORATION

Champmark Sdn Bhd
Kuala Lumpur

Tuan

APPROVAL OF MINING LEASE IN CEGAR PERAH, MUKIM BATU YON, LIPIS DISTRICT
AREA OF 40.46 -HECTARES
-Approval fee

Refer to your letter 1901-01) PKNP dated 18 December 2019 regarding the above matter.

Please be informed that the above approval fee has already been submitted to the Pahang Land and Mines Office on 23 December 2019.

Please also note attach herewith the original receipts for the approval fee application of which have been submitted to Pahang Land and Mines Office for safekeeping.

No.	Particular	Amount	Receipt no
1	Mining Lease License	RM1,000.00	1912230001130007
2	Lease Mining	RM80,920.00	1912230001130008
3	Mutual Recovery Money	RM20,000.00	1912230001130009

Sekian.

PAHANG NO. 7 TAHUN 2001

DHKK

BORANG F

Enakmen Mineral 2001

(Subseksyen 63 (12))

PAJAKAN MELOMBONG

Rujukan fail	:	PTG.PHG.(ML).16/015/05/23.2019
No. Pajakan / Pendaftaran	:	ML. 02/2022
No. Lot / P.A.	:	LOT 35900 (PA298402)
Keluasan (Luas Keseluruhan)	:	120.0 HEKTAR (296.52 EKAR)
Kawasan	:	SUNGAI TIMAH
Bandar / Kampung / Mukim	:	MUKIM ULU JELAI
Daerah	:	LIPIS
Tarikh Pendaftaran	:	18 APRIL 2022
Tempoh pajakan	:	DUA (2) TAHUN
Tarikh habis tempoh	:	17 APRIL 2024
Sewa tahunan	:	RM 120,000.00 (1 TAHUN)
Nama penerima pajak	:	PERBADANAN KEMAJUAN NEGERI PAHANG
No. K.P.P.N-(jika berkenaan)	:	
Alamat penerima pajak	:	TINGKAT 16, KOMPLEKS TERUNTUM JALAN MAHKOTA 25000 KUANTAN PAHANG DARUL MAKMUR

Sebagai balasan pembayaran sewa tahunan yang kena dibayar sebanyak **RM 120,000.00 (RM : Satu Ratu Dua Puluh Ribu Sahaja)**, tanah yang disebut di atas yang bagi maksud pengenalpastian, ditunjukkan dalam pelan yang dilampirkan, adalah dipegang bagi tempoh di atas oleh penerima pajak yang dinamakan dalam rekod hakmilik di halaman sebelah untuk melombong mineral tertakluk kepada terma atau syarat yang terkandung dalam Enakmen Mineral 2001 dan mana-mana undang-undang lain berhubungan dengan perlombongan dan syarat yang dilampirkan bersama ini.

Bertarikh : 18 APRIL 2022

(M.S)

Pengarah Tanah dan Galian

Tajuk hendaklah dicetak atas semua halaman Borang ini yang berikutnya.

3067702

TRANSLATION

PAHANG NO. 7 YEAR 2001

FORM F

MINERAL ENACTMENT 2001

(SUBSECTION 63 (12))

MINING LEASE

File reference	: PTG.PHG.(ML).16/015/05/23.2019
Lease No./Registration	: ML. 02/2022
Lot No. / P.A	: Lot 35900 (PA298402)
Measurement (total area)	: 120.0 Hectare (296.52 acre)
Area	: Sungai Timah
Town / Kampong / Locality	: Mukim Ulu Jelai
District	: Lipis
Registration Date	: 18 April 2022
Lease duration	: Two (2) years
Expiry date	: 17 April 2024
Lease per annum	: RM120,000.00 (1 tahun)
Name of Lessee	: Perbadanan Kemajuan Negeri Pahang
No. K.P.P.N (if applicable)	
Address Lessee	: Tingkat 16, Kompleks Teruntum, Jalan Mahkota, 25000 Kuantan, Pahang Darul Makmur

In consideration of the payment of an annual rent payable of RM120,000.00 (RM: One Hundred and Twenty Thousand Only), the above-mentioned land which for the purpose of identification, shown in the attached plan, is held for the above period by the named lessee in the title record on the next page to mine minerals subject to the terms or conditions contained in the Minerals Enactment 2001 and any other laws relating to mining and the conditions attached hereto.

Date: 18 April 2022